Exhibit 99.1

Brigham Minerals, Inc. Stockholders Approve Merger with Sitio Royalties Corp.

AUSTIN, Texas – (BUSINESS WIRE) – December 28, 2022 – Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham” or the “Company”) today announced the stockholders of the Company voted in favor of all proposals necessary for the closing of the previously announced merger (the “Merger”) between Brigham and Sitio Royalties Corp. (“Sitio”). The Merger is anticipated to close on December 29, 2022.

At the special meeting of Brigham stockholders held today, more than 81.2% of the shares of Brigham common stock were represented, and more than 99.7% of the votes cast were in favor of the Merger.

As previously announced, Brigham stockholders will receive 1.133 shares of Class A common stock of Snapper Merger Sub I, Inc. (“New Sitio”) for each share of Brigham Class A common stock owned and 1.133 shares of New Sitio Class C common stock for each share of Brigham Class B common stock owned. Brigham Minerals Holdings, LLC (“Opco LLC”) unitholders will receive 1.133 common units representing limited partnership interests in Sitio Royalties Operating Partnership, LP for each unit in Opco LLC owned.

At the close of trading today, Brigham Class A common stock will no longer be listed for trading on the New York Stock Exchange.

In addition, in connection with the closing of the Merger, Gayle Burleson, Jon-Al Duplantier, Richard Stoneburner and John (“J.R.”) Sult will join the New Sitio board of directors. Ms. Burleson, Mr. Duplantier, Mr. Stoneburner and Mr. Sult each served on Brigham’s board of directors until the closing of the Merger.

About Brigham Minerals, Inc.

Brigham is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham’s assets are located in the Delaware and Midland Basins in West Texas and New Mexico, the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. Brigham’s primary business objective is to maximize risk-adjusted total return to its stockholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Forward-Looking Statements

This communication relates to the proposed Merger between Brigham and Sitio and the information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding the proposed Merger between Brigham and Sitio, the likelihood that the conditions to the consummation of the Merger will be satisfied on a timely basis or at all, Brigham’s and Sitio’s ability to consummate the Merger at any time or at all, the benefits of the Merger and the post-combination company’s future financial performance following the Merger, as well as the post-combination company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “may,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions and the negative of such words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Brigham’s and Sitio’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Such statements may be influenced by factors that could cause actual outcomes and results to differ materially from those projected. Except as otherwise required by applicable law, Brigham and Sitio disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Brigham and Sitio caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Brigham and Sitio. These risks include, but are not limited to, the post-combination company’s ability to successfully integrate Brigham’s and Sitio’s businesses and technologies; the risk that the expected benefits and synergies of the Merger may not be fully achieved in a timely manner, or at all; the risk that Brigham or Sitio will not, or that following the Merger, the combined company will not, be unable to retain and hire key personnel; the risk associated with Brigham’s and Sitio’s ability to obtain the approvals of their respective stockholders required to consummate the Merger and the timing of the closing of the Merger, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; Sitio’s ability to finance the combined company (including the repayment of certain of Brigham’s indebtedness) on acceptable terms or at all; uncertainty as to the long-term value of the combined company’s common stock; and the diversion of Brigham’s and Sitio’s management’s time on transaction-related matters. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Brigham’s and Sitio’s expectations and projections can be found in Brigham’s periodic filings with the U.S. Securities and Exchange Commission (“SEC”), including Brigham Mineral’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and Sitio’s periodic filings with the SEC, including Sitio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Part II, Item 1A “Risk Factors” in Sitio’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Brigham’s and Sitio’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contact

Brigham Minerals:

Blake C. Williams

Chief Financial Officer

(512) 220–1500

InvestorRelations@brighamminerals.com